EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-129668 of Enterprise GP Holdings L.P. on Form S-8 and (ii) Registration Statement No. 333-146236 of Enterprise GP Holdings L.P. on Form S-3 of our report dated March 2, 2009, relating to the consolidated balance sheet of EPE Holdings, LLC at December 31, 2008, appearing in the Current Report on Form 8-K of Enterprise GP Holdings L.P. dated March 12, 2009.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2009